FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING ANNOUNCES FIRST QUARTER 2017 RESULTS

EL PASO, Texas - May 2, 2017 - Western Refining, Inc. (NYSE: WNR) today reported first quarter 2017 net income attributable to Western of $11.6 million, or $0.10 per diluted share, as compared to net income attributable to Western of $30.5 million, or $0.33 per diluted share for the first quarter of 2016. Net income attributable to Western, excluding special items, was $20.8 million, or $0.19 per diluted share. This compares to first quarter 2016 net income, excluding special items, of $11.6 million, or $0.13 per diluted share. Adjusted EBITDA for the first quarter 2017 was $122.4 million compared to $98.3 million last year. Special items include $11.3 million related to merger and reorganization costs. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Jeff Stevens, Western's Chief Executive Officer, said, "Our integrated business model allowed us to deliver good first quarter results in spite of significant crack spread volatility during the quarter. Crack spreads increased in March after a difficult February. Crude oil differentials, particularly the Midland/Cushing and Bakken differentials, narrowed as compared to the first quarter of 2016."
During the first quarter of 2017, total refining throughput was approximately 265,000 barrels per day with the St. Paul Park refinery recording quarterly crude oil throughput of approximately 105,000 barrels per day, a record high. Refinery utilization was at 95% for the quarter. The El Paso refinery underwent an annual reformer regeneration. At Gallup, planned maintenance work originally scheduled for the first quarter was deferred to April 2017. Refining gross margin per barrel of total throughput, excluding lower of cost or market adjustments, was $9.92 per barrel as compared to $8.06 per barrel for the first quarter 2016. At St. Paul Park, gross margin was negatively impacted by asphalt pricing and logistics fees payable to Western Refining Logistics, LP (NYSE: WNRL) as compared to first quarter 2016. Capture rates for the quarter were largely impacted by narrowing crude oil differentials, volatile West Coast fuel margins, asphalt margins and planned maintenance at El Paso.
Total refining operating expense was $4.95 per barrel during the first quarter 2017, compared to $4.62 per barrel during the first quarter 2016. The increase was primarily due to lower throughput at the El Paso refinery offset, in part, by higher throughputs at Gallup and St. Paul Park.
Total retail fuel volumes were up quarter-to-quarter based on continued growth in the Southwest and fuel margins were relatively strong for this time of year. In March, SuperAmerica acquired 22 additional retail locations from a franchisee in Minnesota. This transaction increases profitability and brings the total number of company-operated SuperAmerica stores to 192.
During the first quarter 2017, capital spending was $41 million for Western and $5 million for WNRL.
Western paid a dividend of $0.38 per share of common stock in the first quarter 2017. In April, Western's Board of Directors also approved a $0.38 per share dividend for the second quarter. Including the second quarter dividend, Western will have returned approximately $83 million to shareholders through dividends in 2017.

Cash and cash equivalents at March 31, 2017, was $160 million as compared to $269 million at December 31, 2016. The reduction was primarily due to an increase in working capital used for operations.
Operating guidance for the second quarter 2017 can be found in the attached tables.
Looking forward, Stevens said, "At St. Paul Park, we are executing a turnaround on the #1 crude unit, the HF alkylation unit and #2 reformer and plan to start up the solvent deasphalter in May. This will complete our capital spending at St. Paul Park to increase the crude slate flexibility and improve gasoline and diesel yields. At Gallup, we are undertaking our annual diesel hydrotreater catalyst replacement. In October, we will execute a turnaround to increase the El Paso crude unit capacity by 3,500 barrels per day. That will bring the total El Paso capacity to approximately 140,000 barrels per day."

Stevens continued, "In the Delaware Basin, we continue to see growth in crude oil production which provides additional optionality for our crude oil slate at El Paso and to sell to third parties. We also continue to expand our logistics capabilities by constructing additional gathering pipelines connected to new production. The on-going commitment to our integrated business model continues to position the Company for future success."

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from GAAP measures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities and changes in the lower of cost or market inventory reserve; however, other items that have a cash impact, such as gains or losses on disposal of assets and merger and reorganization costs are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas, and Wisconsin, operating primarily through the Giant, Howdy’s, and SuperAmerica brands.

Western Refining, Inc. also owns the general partner and approximately 53% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).

More information about Western Refining is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect Western’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements about: second quarter 2017 operating guidance; the turnaround at St. Paul Park and the impact they will have on Western's crude slate flexibility and in gasoline and diesel yields; the turnaround at Gallup and El Paso and the expected impact on the capacity of the El Paso refinery;the additional optionality for the crude oil slate at El Paso; the expansion of Western's logistics capabilities; and Western's positioning for future success. These statements are subject to the general risks inherent in Western’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in Western’s expectations not being realized, or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in three reportable segments: refining, WNRL and retail, based on manufacturing and marketing processes, the nature of our products and services and each segment's respective customer base.

•
Our refining segment owns and operates three refineries that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains. The refining segment also sells refined products in the Mid-Atlantic region and Mexico.

•
WNRL owns and operates terminal, storage, transportation and wholesale assets in the Southwest and terminal and transportation assets in the Upper Great Plains region. WNRL's Southwest wholesale assets consist of a fleet of crude oil, asphalt and refined product truck transports and wholesale petroleum product operations. WNRL's primary customer is our refining segment. WNRL purchases its wholesale product supply from the refining segment and third-party suppliers.

•
Our retail segment operates retail convenience stores and unmanned commercial fleet fueling ("cardlock") locations located in the Southwest ("Southwest Retail") and Upper Great Plains ("SuperAmerica") regions. The retail convenience stores sell gasoline, diesel fuel and convenience store merchandise.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,328,532	$1,455,504
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,914,008	1,047,361
Direct operating expenses (exclusive of depreciation and amortization)	231,801	223,585
Selling, general and administrative expenses	58,641	53,285
Merger and reorganization costs	11,297	408
Gain on disposal of assets, net	(459)	(130)
Maintenance turnaround expense	3,314	125
Depreciation and amortization	56,804	52,651
Total operating costs and expenses	2,275,406	1,377,285
Operating income	53,126	78,219
Other income (expense):
Interest income	108	164
Interest and debt expense	(33,735)	(26,681)
Other, net	6,941	6,512
Income before income taxes	26,440	58,214
Provision for income taxes	(5,444)	(18,629)
Net income	20,996	39,585
Less net income attributable to non-controlling interests (2)	9,428	9,047
Net income attributable to Western Refining, Inc.	$11,568	$30,538

Basic earnings per share	$0.10	$0.34
Diluted earnings per share	0.10	0.33

Dividends declared per common share	0.38	0.38

Weighted average basic shares outstanding	108,669	92,078
Weighted average dilutive shares outstanding (3)	109,155	92,144

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Economic Hedging Activities Recognized Within Cost of Products Sold
Realized hedging gain, net	$39,787	$17,803
Unrealized hedging loss, net	(4,452)	(12,483)
Total hedging gain, net	$35,335	$5,320

Cash Flow Data
Net cash provided by (used in):
Operating activities	$(18,317)	$2,301
Investing activities	(45,728)	(46,487)
Financing activities	(44,509)	(135,215)
Capital expenditures	$46,258	$79,029
Cash distributions received by Western from:
NTI	$—	$13,537
WNRL	16,154	13,392
Other Data
Adjusted EBITDA (4)	$122,418	$98,290
Balance Sheet Data (at end of period)
Cash and cash equivalents	$160,027	$593,101
Restricted cash	—	36,783
Working capital	707,813	1,066,651
Total assets	5,486,637	5,753,762
Total debt and lease financing obligation	1,969,079	1,711,282
Total equity	2,259,919	2,850,800

(1)
Excludes $904.8 million and $741.1 million of intercompany sales and $904.8 million and $741.1 million of intercompany cost of products sold for three months ended March 31, 2017 and 2016, respectively.

(2)
Net income attributable to non-controlling interests from WNRL for the three months ended March 31, 2017 and 2016, was $9.4 million and $4.7 million, respectively. Net income attributable to non-controlling interests from NTI for the three months ended March 31, 2016 was $4.3 million with no comparable activity during the three months ended March 31, 2017.

(3)
Our computation of diluted earnings per share includes unvested restricted shares units and phantom stock. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.5 million and 0.1 million restricted share units and phantom stock for the three months ended March 31, 2017 and 2016, respectively.

(4)
Adjusted EBITDA represents earnings before interest and debt expense, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$11,568	$30,538
Net income attributable to non-controlling interests	9,428	9,047
Interest and debt expense	33,735	26,681
Provision for income taxes	5,444	18,629
Gain on disposal of assets, net	(459)	(130)
Depreciation and amortization	56,804	52,651
Maintenance turnaround expense	3,314	125
Net change in lower of cost or market inventory reserve	(1,868)	(51,734)
Unrealized loss on commodity hedging transactions	4,452	12,483
Adjusted EBITDA	$122,418	$98,290

Adjusted EBITDA:
Western (1)	$86,593	$69,925
WNRL	35,825	28,365
Consolidated Adjusted EBITDA	$122,418	$98,290

	Three Months Ended
	March 31,
	2017
	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income (loss) attributable to Western Refining, Inc.	$1,110	$10,458
Net income attributable to non-controlling interests	—	9,428
Interest and debt expense	27,127	6,608
Provision for income taxes	5,554	(110)
Gain on disposal of assets, net	(168)	(291)
Depreciation and amortization	47,072	9,732
Maintenance turnaround expense	3,314	—
Net change in lower of cost or market inventory reserve	(1,868)	—
Unrealized loss on commodity hedging transactions	4,452	—
Adjusted EBITDA	$86,593	$35,825

	Three Months Ended
	March 31,
	2016
	Western (1)	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$21,234	$9,304
Net income attributable to non-controlling interests	4,344	4,703
Interest and debt expense	19,629	7,052
Provision for income taxes	18,368	261
Gain on disposal of assets, net	(31)	(99)
Depreciation and amortization	45,507	7,144
Maintenance turnaround expense	125	—
Net change in lower of cost or market inventory reserve	(51,734)	—
Unrealized loss on commodity hedging transactions	12,483	—
Adjusted EBITDA	$69,925	$28,365
(1)Our presentation of Adjusted EBITDA for Western excludes the results of WNRL for all periods presented.

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Operating Income
Refining	$61,665	$84,374
WNRL	26,362	13,188
Retail	3,848	3,865
Other	(38,749)	(23,208)
Operating income	$53,126	$78,219
Depreciation and Amortization
Refining	$40,187	$36,500
WNRL	9,732	9,338
Retail	6,076	5,680
Other	809	1,133
Depreciation and amortization expense	$56,804	$52,651
Capital Expenditures
Refining	$37,115	$67,957
WNRL	5,470	8,356
Retail	3,262	2,074
Other	411	642
Capital expenditures	$46,258	$79,029
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding WNRL	$136,729	$564,448
WNRL	23,298	28,653
Cash and cash equivalents	$160,027	$593,101
Total debt
Western, excluding WNRL	$1,589,701	$1,235,282
WNRL	313,524	422,810
Total debt	$1,903,225	$1,658,092
Total working capital
Western, excluding WNRL	$730,384	$1,052,503
WNRL	(22,571)	14,148
Total working capital	$707,813	$1,066,651

Refining Segment

	Three Months Ended
	March 31,
	2017	2016
	(In thousands, except bpd and per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$2,085,638	$1,276,968
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	1,846,771	1,028,250
Direct operating expenses (exclusive of depreciation and amortization)	117,992	111,857
Selling, general and administrative expenses	15,871	15,867
Gain on disposal of assets, net	(162)	(5)
Maintenance turnaround expense	3,314	125
Depreciation and amortization	40,187	36,500
Total operating costs and expenses	2,023,973	1,192,594
Operating income	$61,665	$84,374
Key Operating Statistics
Total sales volume (bpd) (1) (3)	335,826	290,035
Total refinery production (bpd)	262,883	263,960
Total refinery throughput (bpd) (4)	264,683	265,977
Per barrel of refinery throughput:
Refinery gross margin (2) (5) (6)	$9.99	$10.19
Refinery gross margin, excluding LCM adjustment (2) (5) (6)	9.92	8.06
Direct operating expenses (7)	4.95	4.62
Mid-Atlantic sales volume (bbls)	2,177	1,731
Mid-Atlantic margin per barrel	$0.39	$1.14

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso Refinery

	Three Months Ended
	March 31,
	2017	2016
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	67,482	75,239
Diesel and jet fuel	52,106	58,284
Residuum	1,868	3,218
Other	7,697	4,619
Total refinery production (bpd)	129,153	141,360
Refinery throughput (bpd):
Sweet crude oil	103,727	104,887
Sour crude oil	19,042	28,499
Other feedstocks and blendstocks	7,785	9,670
Total refinery throughput (bpd) (4)	130,554	143,056
Total sales volume (bpd) (3)	148,012	141,762
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$9.53	$7.42
Direct operating expenses (7)	4.32	3.49

Gallup Refinery

	Three Months Ended
	March 31,
	2017	2016
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	18,027	14,772
Diesel and jet fuel	9,369	5,856
Other	868	1,179
Total refinery production (bpd)	28,264	21,807
Refinery throughput (bpd):
Sweet crude oil	25,309	19,066
Other feedstocks and blendstocks	3,434	3,246
Total refinery throughput (bpd) (4)	28,743	22,312
Total sales volume (bpd) (3)	32,501	30,614
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$11.99	$9.30
Direct operating expenses (7)	7.86	10.06

St. Paul Park Refinery

	Three Months Ended
	March 31,
	2017	2016
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	51,538	49,707
Distillate	36,177	33,639
Residuum	10,936	11,662
Other	6,813	5,785
Total refinery production (bpd)	105,464	100,793
Refinery throughput (bpd):
Light crude oil	53,308	58,349
Synthetic crude oil	21,303	11,726
Heavy crude oil	25,991	26,274
Other feedstocks	4,784	4,260
Total refinery throughput (bpd) (4)	105,386	100,609
Total sales volume (bpd) (3)	105,074	99,094
Per barrel of throughput:
Refinery gross margin (2) (5) (6)	$7.36	$8.09
Direct operating expenses (7)	4.17	4.82

(1)
Refining net sales for the three months ended March 31, 2017 and 2016 include $245.4 million and $59.7 million, respectively, representing a period average of 53,422 bpd and 20,066 bpd, respectively, in crude oil sales to third-parties. The increase in crude oil sales is primarily due to sales activities in the Mid-Atlantic region, which was included under a supply and marketing agreement which expired on December 31, 2016.

(2)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are included in the combined gross profit and refinery gross margin but are not included in those measures for our individual refineries. The hedging gains and losses for the combined refining segment include a realized hedging gain of $7.4 million and an unrealized hedging loss of $2.7 million from our Mid-Atlantic operations during the three months ended March 31, 2017, which are not included in the combined gross profit and refinery gross margin or those measures for our individual refineries.

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Realized hedging gain, net	$39,787	$17,803
Unrealized hedging loss, net	(4,452)	(12,483)
Total hedging gain, net	$35,335	$5,320

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 8.2% and 5.7% of our total consolidated sales volumes for the three months ended March 31, 2017 and 2016, respectively. The majority of the purchased refined products are distributed through our refined product sales activities in the Mid-Atlantic region.

(4)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(5)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Our calculation of refinery gross margin excludes the sales and costs related to our Mid-Atlantic business that we report within the refining segment. The following table reconciles the sales and cost of sales used to calculate refinery gross margin with the total sales and cost of sales reported in the refining statement of operations data above:

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Refinery net sales (including intersegment sales)	$1,941,577	$1,191,566
Mid-Atlantic sales	144,061	85,402
Net sales (including intersegment sales)	$2,085,638	$1,276,968

Refinery cost of products sold (exclusive of depreciation and amortization)	$1,703,556	$944,824
Mid-Atlantic cost of products sold	143,215	83,426
Cost of products sold (exclusive of depreciation and amortization)	$1,846,771	$1,028,250
The following table reconciles combined gross profit for our refineries to combined gross margin for our refineries for the periods presented:

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except per barrel data)
Refinery net sales (including intersegment sales)	$1,941,577	$1,191,566
Refinery cost of products sold (exclusive of depreciation and amortization)	1,703,556	944,824
Depreciation and amortization	40,187	36,500
Gross profit	197,834	210,242
Plus depreciation and amortization	40,187	36,500
Refinery gross margin	$238,021	$246,742
Refinery gross margin per throughput barrel	$9.99	$10.19
Gross profit per throughput barrel	$8.30	$8.69

(6)
Cost of products sold for the combined refining segment includes changes in the lower of cost or market inventory reserve shown in the table below. The changes in this reserve are included in the combined refinery gross margin but are not included in those measures for the individual refineries. The following table calculates the combined refinery gross margin per throughput barrel excluding changes in the lower of cost or market inventory reserve that we believe is useful in evaluating our refinery performance exclusive of the impact of fluctuations in inventory values:

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except per barrel data)
Refinery gross margin	$238,021	$246,742
Net change in lower of cost or market inventory reserve	(1,613)	(51,670)
Refinery gross margin, excluding LCM adjustment	$236,408	$195,072
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$9.92	$8.06

(7)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

WNRL
WNRL's financial and operational data presented includes the historical results of the assets acquired from Western in the St. Paul Park Logistics Transaction. This transaction was a transfer of assets between entities under common control. We have retrospectively adjusted historical financial and operational data of WNRL, for all periods presented, to reflect the purchase and consolidation of the St. Paul Park Logistics Assets into WNRL.

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands)
Statement of Operations Data:
Net sales	$604,692	$468,039
Operating costs and expenses:
Cost of products sold	517,299	395,590
Direct operating expenses	44,847	44,658
Selling, general and administrative expenses	6,743	5,364
Gain on disposal of assets, net	(291)	(99)
Depreciation and amortization	9,732	9,338
Total operating costs and expenses	578,330	454,851
Operating income	$26,362	$13,188

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except key operating statistics)
Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	53,136	49,486
Four Corners system (1)	47,480	52,467
TexNew Mex system	4,402	12,544
Gathering (truck offloading):
Permian/Delaware Basin system	14,605	20,533
Four Corners system	6,617	12,761
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	584,476	388,258
Wholesale:
Fuel gallons sold (in thousands)	302,050	314,943
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	79,113	79,841
Fuel margin per gallon (2)	$0.042	$0.028
Lubricant gallons sold (in thousands)	1,321	2,201
Lubricant margin per gallon (3)	$1.08	$0.69
Asphalt trucking volume (bpd)	5,205	—
Crude oil trucking volume (bpd)	48,894	35,111
Average crude oil revenue per barrel	$2.26	$2.24

(1)
Some barrels of crude oil in route to our Gallup refinery and Permian/Delaware Basin are transported on more than one mainline. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale business by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$542,961	$451,627
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	454,697	364,651
Direct operating expenses (exclusive of depreciation and amortization)	68,962	67,070
Selling, general and administrative expenses	9,384	10,387
Gain on disposal of assets, net	(6)	(26)
Depreciation and amortization	6,076	5,680
Total operating costs and expenses	539,113	447,762
Operating income	$3,848	$3,865
Key Operating Statistics
Southwest Retail:
Retail fuel gallons sold	96,882	91,469
Average retail fuel sales price per gallon, net of excise taxes	$1.90	$1.43
Average retail fuel cost per gallon, net of excise taxes	1.73	1.28
Retail fuel margin per gallon (1)	0.17	0.15
Merchandise sales	76,111	75,967
Merchandise margin (2)	30.3%	29.5%
Operating retail outlets at period end	259	258
Cardlock fuel gallons sold	15,784	15,253
Cardlock fuel margin per gallon	$0.143	$0.128
Operating cardlocks at period end	52	52
SuperAmerica:
Retail fuel gallons sold	70,245	73,090
Retail fuel margin per gallon (1)	$0.23	$0.24
Merchandise sales	80,325	84,193
Merchandise margin (2)	26.2%	26.1%
Company-operated retail outlets at period end	192	169
Franchised retail outlets at period end	94	114

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Retail fuel sales, net of excise taxes	$343,414	$261,523
Merchandise sales	156,436	160,160
Cardlock sales	30,388	20,733
Other sales	12,723	9,211
Net sales	$542,961	$451,627
Cost of Products Sold
Retail fuel cost of products sold, net of excise taxes	$310,551	$230,707
Merchandise cost of products sold	112,319	115,776
Cardlock cost of products sold	28,062	18,701
Other cost of products sold	3,765	(533)
Cost of products sold	$454,697	$364,651
Retail fuel margin per gallon (1)	$0.20	$0.19

(1)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and cost of retail fuel sales for our retail segment by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to retail fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$0.10	$0.33
Income before income taxes	$26,440	$58,214
Special items:
Unrealized loss on commodity hedging transactions	4,452	12,483
Merger and reorganization costs	11,297	—
Gain on disposal of assets, net	(459)	(130)
Net change in lower of cost or market inventory reserve	(1,868)	(51,734)
Earnings before income taxes excluding special items	39,862	18,833
Recomputed income taxes excluding special items (1)	(9,783)	(7,065)
Net income excluding special items	30,079	11,768
Net income attributable to non-controlling interests	9,290	186
Net income attributable to Western excluding special items	$20,789	$11,582
Diluted earnings per share excluding special items	$0.19	$0.13

(1)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interests.

Second Quarter 2017 Guidance

Operations	El Paso	Gallup	St. Paul Park
Total Throughput (mbpd)	140,000 - 144,000	26,000 - 28,000	84,000 - 88,000
Direct Operating Expenses ($/Bbl)	$3.80 - $4.00	$8.25 - $8.50	$5.35 - $5.60
Maintenance turnaround expense ($ millions)	—	—	$30 - $32

	Western	WNRL	Total
Other	(In millions)
Selling, general and administrative expenses	$53	$7	$60
Depreciation and amortization	50	10	60
Interest and debt expense	30	7	37
Full Year 2017 Capital Expenditures:
Maintenance/Regulatory	$120	$16	$136
Discretionary	146	27	173
Full Year 2017 Total Capital Expenditures	$266	$43	$309